Exhibit 10.4(f)

AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment to Amended and Restated Loan and Security Agreement is entered into as of May 27, 2010 (the “Amendment”), by and between BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”) and SINGULEX, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 15, 2007, as amended from time to time, including that certain Loan and Security Modification Agreement dated as of March 18, 2008, that certain Loan and Security Modification Agreement dated as of May 13, 2008, that certain Consent dated June 26, 2008 by and between Bank and UBS Financial Services Inc., that certain Loan and Security Modification Agreement dated as of July 29, 2009, and that certain Amendment to Amended and Restated Loan and Security Agreement dated as of November 30, 2009 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with the revenue and net loss projections set forth in Section 6.11 for the quarter ended March 31, 2010 (the “Existing Default”). Subject to the conditions contained herein, performance by Borrower of all of the terms of the Agreement after the date hereof, and payment to Bank of a default fee of $250, Bank waives the Existing Defaults.  Bank does not waive Borrower’s obligations under such Section after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.                                      The following definition in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Revolving Maturity Date” means May 26, 2011.

3.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                  a facility fee equal to $2,500, the default fee of $250 referenced in Section 1 above, and a due diligence fee equal to $50, plus an amount equal to all Bank Expenses incurred through the date of this Amendment: and

(c)                                  such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SINGULEX, INC.

By	/s/ Philippe Goix

Title:	CEO

BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Lederman

Title:	SVP